EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     I consent to the incorporation of my report dated July 8, 2003 on the financial statements of Telecommunication Products, Inc. as of March 31, 2003 and for the years ended March 31, 2003 and 2002, which is included in this Form SB-2 dated January 7, 2004 of Telecommunication Products, Inc. and to the reference to my Firm under the caption "Experts" in the Form SB-2.



                                                      LARRY O'DONNELL, CPA, P.C.

January  7,  2004
Aurora,  Colorado